Filed pursuant to Rule 424(b)(7)
Registration No. 333-158542
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount	Offering Price	Aggregate	Amount of
Securities to be Registered	to be Registered	Per Share(1)	Offering Price(1)	Registration Fee(2)
Common stock, par value $.001 per share	470,412 (3)	$27.59	$12,978,667.08	$925.38

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of Inverness Medical Innovations, Inc. common stock, par value $0.001 per share, as reported on the New York Stock Exchange on June 25, 2010.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-158542) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(3)	The 470,412 shares of common stock, par value $.001 per share were issued in connection with the acquisition of certain assets from ACON Laboratories, Inc. and certain of its affiliates.

Prospectus Supplement to Prospectus dated March 29, 2010
470,412 Shares
INVERNESS MEDICAL INNOVATIONS, INC.
Common Stock
     This prospectus supplement and the accompanying prospectus relate to the offer and sale by the selling stockholders identified in this prospectus supplement, and any of their pledgees, donees, transferees or other successors in interest, of up to an aggregate of up to 470,412 shares of common stock of Inverness Medical Innovations, Inc. We are filing this prospectus supplement to fulfill our contractual obligation to do so, which we undertook at the time we originally agreed to issue the shares. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but we are bearing the expenses of registration.
     Our common stock is listed on the New York Stock Exchange under the symbol “IMA.” On June 25, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $28.05.
     Investing in our common stock involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement.
     This prospectus supplement supplements information contained in the accompanying prospectus. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the prospectus, including any amendments or supplements thereto. The prospectus and this prospectus supplement form a part of a registration statement filed by us with the Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 30, 2010.
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     In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.
     This prospectus supplement updates and supplements information in the accompanying prospectus. If the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement. You should not assume that the information contained in any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
iii

SUMMARY
     This summary highlights the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. You should read the following summary together with the more detailed information and consolidated financial statements, including the accompanying notes, included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
     You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.
     This prospectus supplement and the accompanying prospectus contain forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page S-2 of this prospectus supplement. You should also carefully consider the various risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.
     Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus supplement and the accompanying prospectus refer collectively to Inverness Medical Innovations, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.
     Unless otherwise stated, currency amounts in this prospectus supplement and the accompanying prospectus are stated in United States dollars.
The Offering
     This prospectus supplement relates to the offering and sale from time to time by the selling stockholders of an aggregate of up to 470,412 shares of our common stock that were issued recently as part of the aggregate purchase price for our April 2009 acquisition of certain assets, which we refer to as the second territory business, from ACON Laboratories, Inc. and certain related entities, which we collectively refer to as ACON. We are registering the common stock covered by this prospectus supplement in order to fulfill our contractual obligations to do so, which we undertook in connection with our acquisition of the second territory business. Registration of the common stock does not necessarily mean that all or any portion of such stock will be offered for sale by the selling stockholders.
RISK FACTORS
     An investment in our common stock involves a high degree of risk. Before making a decision about investing in our common stock, you should consider carefully the risk factors described in the accompanying prospectus, our most recent annual report on Form 10-K and our subsequently filed quarterly reports on Form 10-Q, in addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein or therein. Each of these risks could adversely affect our business, operating results and financial condition. In such event, the market price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. There may be events in the future that we are not able to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus supplement. These differences may be the result of various factors, including those factors referenced in the “Risk Factors” section in this prospectus supplement. Some important additional factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are as follows:
•	The effects of the disruptions in the capital and credit markets, either in the United States or in other countries, and potential legislative and regulatory responses to such disruptions;

•	our inability to accurately predict the impact of the Patient Protection and Affordable Care Act of 2010 (as amended by the Health Care and Education Reconciliation Act of 2010), and other healthcare or health insurance reform initiatives which may be implemented in the United States or in other countries;

•	economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•	competitive factors, including technological advances achieved and patents obtained by competitors and generic competition;

•	domestic and foreign healthcare changes resulting in pricing pressures, including the continuing consolidation among healthcare providers, trends toward managed care and healthcare cost containment and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•	laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and environmental protection;

•	manufacturing interruptions, delays or capacity constraints or lack of availability of alternative sources for components for our products, including our ability to successfully maintain relationships with suppliers, or to put in place alternative suppliers on terms that are acceptable to us;

•	difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals or clearances in the United States and abroad, and the possibility of encountering infringement claims with respect to patent or other intellectual property rights, which can preclude or delay commercialization of a product;

•	significant litigation adverse to us, including product liability claims, patent infringement claims and antitrust claims;

•	product efficacy or safety concerns resulting in product recalls or declining sales;

•	the impact of business combinations and organizational restructurings consistent with evolving business strategies;

•	our ability to satisfy the financial covenants and other conditions contained in the agreements governing our indebtedness;

•	our ability to effectively manage the integration of our acquisitions into our operations;

•	our ability to obtain required financing on terms that are acceptable to us; and

•	the issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC or the impact of any pending unresolved SEC comments.
     The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Readers should not place undue reliance on our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described above and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, could seriously harm our business, prospects, operating results and financial condition. We do not undertake any obligation to update any forward-looking statements as a result of future events or developments, except as otherwise required by law.
USE OF PROCEEDS
     The securities to be offered and sold using this prospectus supplement will be offered and sold by the selling stockholders named in this prospectus supplement. We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus supplement.
SELLING STOCKHOLDERS
     The selling stockholders acquired the shares covered by this prospectus supplement from us in connection with our acquisition of the second territory business from ACON. In connection with that acquisition, we agreed to file this prospectus supplement. The following table provides information regarding the beneficial ownership of our common stock by the selling stockholders as of June 18, 2010 and upon completion of the sale of all the shares offered under this prospectus supplement. However, this does not necessarily mean that any of the selling stockholders will sell any or all of the shares of common stock being registered. For purposes of this table, we have assumed that the selling stockholders will sell all of the shares being offered by this prospectus supplement.
     For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC. Under the rules, shares of our common stock issuable pursuant to options, warrants or other securities that are currently exercisable or exercisable within 60 days after June 18, 2010, are included in the number of shares beneficially owned by a person or entity named in the table and are deemed outstanding for purposes of computing the percentage ownership of that person or entity. These shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person or entity. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. We have calculated the percentage beneficially owned based upon 84,610,648 shares of common stock outstanding as of June 18, 2010.
Selling Stockholders

			Common	Percentage
	Common Stock	Common	Stock to be	of All
	Beneficially	Stock Offered	Owned After	Common
Name	Owned	Hereby	Offering	Stock

Overseas Square Ltd (1)	343,127	235,206	107,921	*
Manfield Top Worldwide Limited (2)	525,627	235,206	290,421	*

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Zhang Guang Qiong shares the power to vote and dispose of the securities.

(2)	Feng Lin shares the power to vote and dispose of the securities.

PLAN OF DISTRIBUTION
     The selling stockholders may resell or redistribute the shares of our common stock listed elsewhere in this prospectus supplement from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive shares from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus supplement) may also use this prospectus supplement and are included when we refer to “selling stockholders” in this prospectus supplement. Selling stockholders may sell the shares of our common stock by one or more of the following methods, without limitation:
•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	agreements between a broker or dealer and one or more of the selling stockholders to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
     The selling stockholders may also transfer the shares by gift. We do not know of any current arrangements by the selling stockholders for the sale or distribution of any of the shares.
     The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus supplement, regardless of whether the shares are covered by this prospectus supplement.
     From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus supplement will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus supplement may be delivered in connection with the short sales and the shares offered under this prospectus supplement may be used to cover short sales.
     The selling stockholders and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.
     In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, including without limitation broker-dealers, or sell shares not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with such transactions, a third party may sell shares covered by and pursuant to this prospectus supplement and an additional prospectus supplement, including, without limitation, in connection with a distribution of the shares by a broker-dealer. In such cases, the third party may use shares borrowed from the selling stockholder or others to settle such sales and may use shares received from the selling stockholders to close out any related short positions. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan or pledge shares covered by this prospectus supplement and an additional prospectus supplement to third parties, including without limitation broker-dealers, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus supplement and the applicable additional prospectus supplement.
     The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
     We have agreed to indemnify the selling stockholders and their respective officers, directors and control persons against specified liabilities, including liabilities under the federal securities laws in connection with the use of this prospectus supplement. The selling stockholders have agreed to indemnify us and our officers, directors and control persons against specified liabilities arising from information provided by the selling stockholder for use in this prospectus supplement, including liabilities under the federal securities laws. The selling stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.
     The shares offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933. We agreed to register the resale of the shares under the Securities Act of 1933 and to keep the registration statement of which this prospectus supplement is a part effective until the earliest date on which each selling stockholder either ceases to hold any shares covered by the registration statement to which this prospectus supplement relates or is eligible to sell all such stockholder’s covered shares within a 90-day period under Rule 144 of the Securities Act. We have agreed to pay all of our expenses in connection with this offering, but not including discounts, concessions, commissions or fees of the selling stockholders.
     We will not receive any proceeds from sales of any shares by the selling stockholders.
     We can not assure you that the selling stockholders will sell all or any portion of the shares offered hereby.
     We will supply the selling stockholders and any stock exchange upon which the shares are listed with reasonable quantities of copies of this prospectus supplement and the accompanying prospectus. To the extent required by Rule 424 under the Securities Act of 1933 in connection with any resale or redistribution by a selling stockholder, we will file an additional prospectus supplement setting forth:
•	the aggregate number of shares to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any agent or broker-dealer; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).
     If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the additional prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus supplement.
EXPERTS
     The consolidated financial statements of our company as of December 31, 2008 and 2009, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of Biosite Incorporated as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006 incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part have been audited by Ernst & Young LLP, Biosite Incorporated’s independent registered public accounting firm, as set forth in its report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The combined statements of assets acquired and liabilities assumed of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. as of December 31, 2008 and December 31, 2007, and the related statements of revenue and direct expenses for the years ended December 31, 2008 and December 31, 2007, have been incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part in reliance upon the report of Grant Thornton Zhonghua, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      The consolidated financial statements of Laboratory Specialists of America, Inc. as of December 31, 2009 and for the year then ended, incorporated by reference in this registration statement of which this prospectus supplement and the accompanying prospectus are a part have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs noting Laboratory Specialists of America, Inc. was a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and was subsequently acquired by Inverness Medical Innovations, Inc. on February 17, 2010), and incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
      The financial statements of Free & Clear, Inc. as of December 31, 2008, and for the year then ended, have been audited by Stonefield Josephson, Inc., Free & Clear, Inc.'s independent registered public accounting firm, as set forth in its report incorporated herein by reference, and are incorporated in the registration statement of which this prospectus supplement and the accompanying prospectus form a part in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
     The financial statements of Standard Diagnostics, Inc. as of December 31, 2009, and for the year then ended, have been audited by Samil PricewaterhouseCoopers, Standard Diagnostics, Inc.’s independent registered public accounting firm, as set forth in its report incorporated herein by reference, and are incorporated in the registration statement of which this prospectus supplement and the accompanying prospectus form a part in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the shares we are offering will be passed upon by Jay McNamara, Esq., our Senior Counsel, Corporate & Finance. Mr. McNamara owns an aggregate of approximately 3,695 shares of our common stock, as well as options to purchase an additional 23,899 shares of our common stock.

Prospectus

Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Depositary Shares
Debt Securities
Subsidiary Guarantees of Debt Securities
Units

This prospectus provides you with a general description of securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “IMA.” On March 25, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $40.17.

Investing in our securities involves various risks.  In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2010.

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed a registration statement with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page 4 of this prospectus. You should also carefully consider the various risk factors incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Inverness Medical Innovations, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

ABOUT INVERNESS MEDICAL INNOVATIONS, INC.

Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life at home by developing new capabilities in near-patient diagnosis, monitoring and health management. Our global leading products and services, as well as our new product development efforts, focus on cardiology, women’s health, infectious disease, oncology and drugs of abuse. Our business is organized into three major reportable segments: professional diagnostics, health management and consumer diagnostics. Through our professional diagnostics segment, we develop, manufacture and market an extensive array of innovative rapid diagnostic test products and other in vitro diagnostic tests to medical professionals and laboratories for detection of infectious diseases, cardiac conditions, drugs of abuse and pregnancy. Our health management segment provides comprehensive, integrated programs and services focused on wellness, disease and condition management, productivity enhancement and informatics, all designed to reduce health-related costs and enhance the health and quality of life of the individuals we serve. Our consumer diagnostic segment consists primarily of manufacturing operations related to our role as the exclusive manufacturer of products for SPD

Swiss Precision Diagnostics, or Swiss Precision, our 50/50 joint venture with The Procter & Gamble Company. Swiss Precision holds a leadership position in the worldwide over-the-counter pregnancy and fertility/ovulation test market. We have grown our businesses by leveraging our strong intellectual property portfolio and making selected strategic acquisitions. Our products are sold in approximately 150 countries through our direct sales force and an extensive network of independent global distributors.

Inverness Medical Innovations, Inc. is a Delaware corporation. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900. Our website is www.invernessmedical.com. The information found on our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RELATED MATTERS

The following table presents our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for the periods indicated. For this purpose, “earnings” consist of pre-tax income before adjustment for income from equity investees plus fixed charges (excluding capitalized interest). “Fixed charges” consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. “Preference dividends” equal the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. For the years ended December 31, 2005, 2006, 2007 and 2008, our earnings were insufficient to fully cover our fixed charges or our combined fixed charges and preference dividends. The amount of the coverage deficiency in such periods was $11.3 million, $8.2 million, $248.4 million and $37.0 million, respectively, in the case of our fixed charges and $11.3 million, $8.2 million, $248.4 million and $37.0 million, respectively, in the case of our combined fixed charges and preference dividends.

	Year Ended December 31,
	2005		2006		2007	2008		2009

Ratio of earnings to fixed charges	0.5	x	0.7	x	—	0.7	x	1.4	x
Ratio of earnings to combined fixed charges and preference dividends	0.5	x	0.7	x	—	0.5	x	1.0	x

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. There may be events in the future that we are unable to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus. These differences may be the result of various factors, including those factors identified from time to time in our periodic filings with the SEC or in a prospectus supplement. Some important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are as follows:

•	our inability to predict the effects of the current national and worldwide financial and economic crisis, including disruptions in the capital and credit markets, and potential legislative and regulatory responses to the crisis;

•	our inability to predict the effects of anticipated United States national healthcare reform legislation and similar initiatives in other countries;

•	economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•	competitive factors, including technological advances achieved and patents obtained by competitors and general competition;

•	domestic and foreign healthcare changes resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment and laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•	laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and environmental protection;

•	manufacturing interruptions, delays or capacity constraints or lack of availability of alternative sources for components for our products, including our ability to successfully maintain relationships with suppliers, or to put in place alternative suppliers on terms that are acceptable to us;

•	difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals or clearances in the United States and abroad and the possibility of encountering infringement claims with respect to patent or other intellectual property rights, which can preclude or delay commercialization of a product;

•	significant litigation adverse to us including product liability claims, patent infringement claims and antitrust claims;

•	product efficacy or safety concerns resulting in product recalls or declining sales;

•	the impact of business combinations and organizational restructurings consistent with evolving business strategies;

•	our ability to satisfy the financial covenants and other conditions contained in the agreements governing our indebtedness;

•	our ability to effectively manage the integration of our acquisitions into our operations;

•	our ability to obtain required financing on terms that are acceptable to us; and

•	the issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC.

The foregoing list provides many, but not all, of the factors that could impact our ability to achieve the results described in any forward-looking statement. Readers should not place undue reliance on our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described above and elsewhere in this prospectus could seriously harm our business, prospects, operating results and financial condition. We do not undertake any obligation to update any forward-looking statement as a result of future events or developments.

HOW WE INTEND TO USE THE PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

•	the repayment of debt;

•	the repurchase of our capital stock;

•	the financing of potential acquisitions and investments;

•	working capital; and

•	other purposes described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as described in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

Please note that in the sections entitled “Description of Common Stock We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Warrants We May Offer,” “Description of Stock Purchase Contracts We May Offer,” “Description of Depositary Shares We May Offer,” “Description of Debt Securities and Subsidiary Guarantees We May Offer,” and “Description of Units We May Offer,” references to “we,” “our” and “us” refer only to Inverness Medical Innovations, Inc. and not to any of its consolidated subsidiaries.

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, and amended and restated by-laws, which we refer to as our by-laws, and the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, see “Where You Can Find More Information.”

We may offer common stock. We may also offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 2,300,000 shares have been designated as Series B Convertible Perpetual Preferred Stock, or Series B preferred stock. As of March 25, 2010, we had 83,978,730 shares of common stock and 1,984,239 shares of Series B preferred stock issued and outstanding.

Common Stock

Voting Rights.  The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends.  Holders of common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. We may pay dividends consisting of shares of common stock to holders of shares of common stock.

Other Rights.  Upon the liquidation, dissolution or winding up of our company, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock, subject to the preferential rights of any preferred stock then outstanding. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

Our certificate of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a shareholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. Our board of directors has designated 2,300,000 shares of preferred stock as Series B preferred stock.

Indemnification Matters

Our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our by-laws provide that directors and officers shall be, and in the discretion of our board of directors, non-officer employees may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for us or on our behalf. Our by-laws also provide for the advancement of expenses to directors and, in the discretion of our board of directors, officers and non-officer employees. In addition, our by-laws provide that the right of directors and officers to indemnification shall be a contractual right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. We also have directors’ and officers’ insurance against certain liabilities. We believe that the limitation of liability and indemnification provisions of our certificate of incorporation and by-laws and directors’ and officers’ insurance will assist us in attracting and retaining qualified individuals to serve as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to our directors or officers, or persons controlling our company as described above, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Certificate of Incorporation and By-laws That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and by-laws described below, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that stockholders may believe to be in their best interests.

These provisions also could have the effect of discouraging open market purchases of our common stock because these provisions may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Classified Board of Directors.  Our board of directors is divided into three classes serving staggered three-year terms, with one-third of the board being elected each year. Our classified board, together with certain other provisions of our certificate of incorporation authorizing the board of directors to fill vacant directorships or increase the size of the board, may prevent a stockholder from removing, or delay the removal of, incumbent directors and simultaneously gaining control of the board of directors by filling vacancies created by such removal with its own nominees.

Director Vacancies and Removal.  Our certificate of incorporation provides that the affirmative vote of a majority of the remaining directors is necessary to fill vacancies in our board of directors, except for any directorship that is to be filled exclusively by holders of preferred stock. Our certificate of incorporation provides that directors, other than those elected exclusively by the holders of preferred stock, may be removed from office only with cause and only by the affirmative vote of holders of at least seventy-five percent of the shares then entitled to vote in an election of directors.

No Common Stockholder Action by Written Consent.  Our certificate of incorporation provides that any action required or permitted to be taken by the holders of our common stock at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders.

Special Meetings of Stockholders.  Our certificate of incorporation and by-laws provide that only our board of directors may call a special meeting of stockholders. Our by-laws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals.  Our by-laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders. A stockholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Amendment of the Certificate of Incorporation.  As required by Delaware law, any amendment to our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law, thereafter approved by a majority of the outstanding shares entitled to vote with respect to such amendment, except that any amendment to the provisions relating to common stockholder action by written consent, directors (other than those provisions contained in any certificate of designation relating to preferred stock), limitation of liability and the amendment of our certificate of incorporation must be approved by not less than seventy-five percent of the outstanding shares entitled to vote with respect to such amendment.

Amendment of By-laws.  Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by the stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of at least seventy-five percent of the shares present in person or represented by proxy at an annual meeting of stockholders or a special meeting called for such purpose unless our board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal only requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Statutory Business Combination Provision

We are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from completing a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years after the date such person became an “interested stockholder” unless:

•	before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon the closing of the transaction that resulted in the interested stockholder becoming such, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation’s outstanding voting stock.

The term “business combination” includes mergers, consolidations, asset sales involving 10% or more of a corporation’s assets and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our by-laws contain any such exclusion.

Trading on the New York Stock Exchange

Our common stock is listed on the New York Stock Exchange under the symbol “IMA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section outlines some of the provisions of the preferred stock we may offer. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, by-laws and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our certificate of incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment related to that series. We will file the certificate of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

Our certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. We have designated 2,300,000 shares of preferred stock as Series B preferred stock, of which 1,984,239 shares were outstanding as of March 25, 2010.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights of warrant holders, and any warrant certificates. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our common stock, preferred stock, depositary shares, debt securities or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with common stock, preferred stock, depositary shares, debt securities or units, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank, trust company or other institution that we select as agent with respect to such series. The warrant agent will act as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under warrant agreements will not have the protections of the Trust Indenture Act with respect to their warrants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent.  We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent.  We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect;

may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security or property or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank, trust company or other institution acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion to its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

No depositary agreement will be qualified as an indenture, and no depositary will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of depositary shares issued under depositary agreements will not have the protections of the Trust Indenture Act with respect to their depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from the sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF DEBT SECURITIES AND SUBSIDIARY GUARANTEES WE MAY OFFER

This section outlines some of the provisions of the debt securities and any related subsidiary guarantees we may issue and the indenture and supplemental indentures pursuant to which they may be issued. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of indenture and the applicable supplemental indenture with respect to the debt securities of any particular series and any related subsidiary guarantees. The specific terms of any series of debt securities and any related subsidiary guarantees will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of debt securities and any related subsidiary guarantees may differ from the general description of terms presented below.

We may issue secured or unsecured debt securities. Our debt securities and any related subsidiary guarantees will be issued under an indenture to be entered into between us and a trustee to be designated by us, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our debt securities may be convertible into our common stock or other of our securities.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities and any related subsidiary guarantees will be the direct, unsecured obligations of the issuers thereof and will rank equally with all of the issuers’ other unsecured and unsubordinated indebtedness. The holders of our debt securities will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries, except to the extent our subsidiaries guarantee our obligations under that series of debt securities.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally, by some or all of our direct and indirect wholly owned domestic subsidiaries. The obligations of each subsidiary guarantor, if any, under its guarantee, if any, will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

In the event that any series of debt securities and any related subsidiary guarantees will be subordinated to other indebtedness that we or our subsidiary guarantors have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to such debt securities and related subsidiary guarantees.

We have described select portions of the indenture below. This description may not contain all of the information that is important to you. The form of indenture has been included as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

General

The terms of each series of debt securities and any related subsidiary guarantees will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. (Section 2.02)

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. When we offer a particular series of debt securities, we will identify the title of the debt securities, the trustee or trustees (to which we refer in this description collectively as the trustee), any subsidiary guarantors and the aggregate principal amount of the debt securities we are offering, and we will describe the following terms of the debt securities, if applicable:

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any rate or rates determined by reference to any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions on which we may redeem the debt securities;

•	any obligations we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the date or dates on which or period or periods within which, the price or prices at which and the other detailed terms and provisions upon which the debt securities will be redeemed or purchased pursuant to such obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be issued as bearer or fully registered securities and, if they are to be issued as fully registered securities, whether they will be in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon acceleration or declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the terms, if any, of subordination of the debt securities;

•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities by any of our subsidiaries (including the identity of any guarantor), whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

•	any provisions relating to any security provided for the debt securities or any subsidiary guarantees (including any security to be provided by any subsidiary guarantor);

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any provisions relating to conversion of any debt securities into equity interests, including the conversion price and the conversion period, whether conversion will be mandatory, at the option of the holders of the debt securities or at our option, events requiring an adjustment of the conversion price, and provisions affecting conversion if the debt securities are redeemed;

•	any exchange features of the debt securities;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	any addition to or change in the provisions relating to satisfaction and discharge of the indenture described in this prospectus with respect to the debt securities, or in the provisions relating to legal defeasance or covenant defeasance under the indenture described in this prospectus with respect to the debt securities;

•	any addition to or change in the provisions relating to modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any other terms or provisions of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any registrars, paying agents, service agents, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.02)

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any series of debt securities in the applicable prospectus supplement.

The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

One or more series of debt securities may be sold at a discount to their stated principal amount or may bear no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

When we determine to issue debt securities, we will instruct the trustee to authenticate for issuance such debt securities in a principal amount that we will provide in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. Our instructions may authorize the trustee to authenticate and deliver such debt securities upon our oral instructions or the oral instructions of our authorized agent or agents. (Section 2.03)

Transfer and Exchange

We expect most debt securities to be issued in denominations of $1,000 and integral multiples thereof. Each debt security will be represented by either one or more global securities deposited with and registered in the name of a depositary to be designated by us in the applicable prospectus supplement, or a nominee (we refer to any debt security represented by a global security as a “book-entry debt security”), or by a certificate issued in definitive registered or bearer form (we refer to any fully registered debt security represented by a certificate as a “registered certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange registered certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of registered certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.07)

You may effect the transfer of registered certificated debt securities, and the right to receive the principal of and interest on those registered certificated debt securities, only by surrendering the certificate representing those registered certificated debt securities and the issuance by us or the trustee of a certificate to the new holder. (Section 2.07)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued to the depositary in registered certificated form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. (Section 2.14)

No Protection in the Event of a Change of Control or a Highly Leveraged Transaction

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to the particular debt securities being issued.

Subordination

Debt securities of a series, and any related subsidiary guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, lease, transfer, convey, or otherwise dispose of or assign all or substantially all of our properties and assets to, any entity or enter into a plan of liquidation unless:

•	we are the resulting or surviving corporation in such consolidation or merger or the successor entity in the transaction (if other than us) (or, in the case of a plan of liquidation, any entity to which our properties or assets are transferred), is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by supplemental indenture, our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us or any of our other subsidiaries. (Section 5.01)

Events of Default

An “event of default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 consecutive days;

•	default in the payment of principal of any debt security of that series when and as due and payable;

•	default on any obligation to deposit any sinking fund payment when and due and payable in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.01)

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute a default under certain of our other indebtedness outstanding from time to time, as may be provided in the terms governing that other indebtedness.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. (Section 6.02)

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on the acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived (and certain other conditions have been satisfied) as provided in the indenture. (Section 6.02) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives reasonable security or indemnity satisfactory to it against any cost, expense or liability. (Section 7.02(f)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities for any remedy under the indenture, unless the trustee for such debt securities:

•	has failed to act for a period of 60 days after receiving notice of a continuing event of default with respect to such debt securities from such holder and a request to act by holders of not less than 25% in principal amount of the outstanding debt securities of that series;

•	has been offered indemnity satisfactory to it in its reasonable judgment; and

•	has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.06)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.07)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. (Section 4.04) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of the principal of or interest on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.05)

Modification and Waiver

Generally, we may amend the indenture with the consent of, and our compliance with provisions of the indenture may be waived by, the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or waiver. However, we may not make any amendment without the consent of, and our compliance with provisions of the indenture requires the waiver of, each holder of the affected debt securities if that amendment or waiver would:

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a redemption payment, or change any of the other redemption provisions, with respect to any debt security, except as specifically set forth in the applicable resolution of our board of directors, the officers’ certificate or the supplemental indenture establishing the terms and conditions of such debt securities;

•	make the principal of or interest on any debt security payable in a currency other than that stated in the debt security;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment, and certain waivers or amendments;

•	if the debt securities of that series are entitled to the benefit of any guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders; or

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver. (Section 9.02)

In addition, the indenture permits us and the trustee to make certain routine amendments to the indenture without the consent of any holder of debt securities. (Section 9.01)

Discharge

Our obligations under the indenture will be discharged as to a series of debt securities when all of the debt securities of that series have been delivered to the trustee for cancellation or, alternatively, when the following conditions are met:

•	all of the debt securities of that series that have not been delivered for cancellation have become due and payable, whether by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year;

•	we have deposited with the trustee in trust for the benefit of the holders of such debt securities funds in an amount sufficient to pay all of our indebtedness owing on such debt securities;

•	we or any guarantor of such debt securities have paid all other amounts due and payable by us under the indenture; and

•	we have instructed the trustee to apply the deposited money toward the payment of such debt securities at maturity or on the date of redemption, as the case may be. (Section 8.01)

Legal Defeasance and Covenant Defeasance

The indenture provides that, upon the satisfaction of certain conditions specified in the indenture:

•	we and each guarantor, if any, may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (we refer to this below as “legal defeasance”); or

•	we and each guarantor, if any, may omit to comply with the covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default with respect to the debt securities of that series (we refer to this below as “covenant defeasance”). (Section 8.02)

The conditions to the legal defeasance or covenant defeasance of a series of debt securities as described above include:

•	depositing with the trustee money and/or non-callable obligations guaranteed by the U.S. government (which we refer to below as “U.S. government obligations”) that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	in the case of legal defeasance, delivering to the trustee an opinion of counsel confirming that we have received an Internal Revenue Service tax ruling or that there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been in the case if the deposit and related legal defeasance had not occurred;

•	in the case of covenant defeasance, delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred;

•	there being no continuing default with respect to the debt securities of that series on the date of deposit of the money and/or U.S. government obligations referred to above (other than a default resulting from the borrowing of funds to be applied to that deposit);

•	the defeasance not resulting in a breach or violation of, or default under, any of our or our subsidiaries’ material agreements (other than any such default resulting solely from the borrowing of funds to be applied to the deposit referred to above and the grant of any lien on that deposit in favor of the trustee and/or the holders of the debt securities of that series); and

•	delivering to the trustee a certificate stating that the deposit was not made with the intent of preferring the holders of the debt securities of that series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors. (Section 8.03)

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (Section 7.01)

The indenture and provisions of the Trust Indenture Act that are incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Section 7.10)

Governing Law

The indenture, the debt securities and any subsidiary guarantees will be governed by and construed in accordance with the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF UNITS WE MAY OFFER

This section outlines some of the provisions of the units and the unit agreements. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of common stock, shares of preferred stock, warrants, stock purchase contracts, debt securities, subsidiary guarantees of debt securities and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or for specified periods.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Warrants We May Offer,” “Description of Stock Purchase Contracts We May Offer” and “Description of Debt Securities and Subsidiary Guarantees We May Offer” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank, trust company or other institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent.  We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent.  We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act.  No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

•	Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

HOW WE PLAN TO OFFER AND SELL THE SECURITIES

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities; and

•	describe any other material terms of the offering, including any over-allotment option.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock and the Series B preferred stock, which are listed on the New York Stock Exchange. Common stock and Series B preferred stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to the New York Stock Exchange’s approval of the listing of the additional shares. We may elect to list other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution from us with respect to such liabilities.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on March 4, 2010;

•	Our current report on Form 8-K dated February 10, 2010, filed with the SEC on February 10, 2010;

•	Our current report on Form 8-K dated February 13, 2010, filed with the SEC on February 19, 2010;

•	Our current report on Form 8-K dated March 2, 2010, filed with the SEC on March 2, 2010;

•	Our current report on Form 8-K dated March 4, 2010, filed with the SEC on March 4, 2010;

•	Our current report on Form 8-K dated March 22, 2010, filed with the SEC on March 22, 2010;

•	Our definitive proxy statement filed with the SEC on April 30, 2009, including additional materials filed with the SEC on May 6, 2009;

•	the description of our common stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description; and

•	the description of our Series B convertible perpetual preferred stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description.

The following historical audited financial statements of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. filed as Exhibit 99.3 to our current report on Form 8-K/A dated April 30, 2009, filed with the SEC on July 1, 2009, are hereby incorporated by reference:

•	Report of independent registered public accounting firm dated May 19, 2009;

•	Combined statements of assets acquired and liabilities assumed as of December 31, 2008 and 2007;

•	Combined statements of revenue and direct expenses for the years ended December 31, 2008 and 2007; and

•	Notes to combined statements of assets acquired and liabilities assumed.

The following historical unaudited financial statements of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. filed as Exhibit 99.2 to our current report on Form 8-K dated August 4, 2009, filed with the SEC on August 4, 2009, are hereby incorporated by reference:

•	Combined statements of assets acquired and liabilities assumed as of March 31, 2009 and December 31, 2008;

•	Combined statements of revenue and direct expenses for the three months ended March 31, 2009 and 2008; and

•	Notes to combined statements of assets acquired and liabilities assumed.

The following historical audited financial statements of Biosite included in Biosite’s annual report on Form 10-K filed on February 26, 2007 are hereby incorporated by reference:

•	Report of independent registered public accounting firm dated February 23, 2007;

•	Consolidated balance sheets as of December 31, 2006;

•	Consolidated statements of income for the year ended December 31, 2006;

•	Consolidated statements of stockholders’ equity for the year ended December 31, 2006;

•	Consolidated statements of cash flows for the year ended December 31, 2006; and

•	Notes to consolidated financial statements.

The following historical unaudited financial statements of Biosite included in Biosite’s quarterly report on Form 10-Q filed with the SEC on May 9, 2007 are hereby incorporated by reference:

•	Condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006;

•	Condensed consolidated statements of income for the three months ended March 31, 2007 and 2006;

•	Condensed consolidated statements of cash flows for the three months ended March 31, 2007 and 2006; and

•	Notes to condensed consolidated financial statements.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (excluding (a) any information furnished pursuant to Item 2.02 or Item 7.01, (b) exhibits furnished pursuant to Item 9.01 in connection with disclosures made pursuant to Item 2.02 or Item 7.01 and (c) any information furnished pursuant to Item 8.01 solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act of 1934, as amended) as well as proxy statements. These documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attn: Corporate Secretary. Telephone requests may be directed to the Corporate Secretary at (781) 647-3900.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Inverness Medical Innovations, Inc., that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

EXPERTS

The consolidated financial statements of our company as of December 31, 2008 and 2009, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in the prospectus constituting a part of this registration statement on Form S-3 have been audited by BDO Seidman, LLP, our independent registered public accounting firm, to the extent and for the periods set forth in its reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Laboratory Specialists of America, Inc. as of December 31, 2009 and for the year then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K filed with the SEC on March 2, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs noting Laboratory Specialists of America, Inc. was a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and was subsequently acquired by Inverness Medical Innovations, Inc. on February 17, 2010), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Free & Clear, Inc. as of December 31, 2008, and for the year then ended, have been audited by Stonefield Josephson, Inc., Free & Clear, Inc.’s independent registered public accounting firm, as set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The combined statements of assets acquired and liabilities assumed of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. as of December 31, 2008 and December 31, 2007, and the related statements of revenue and direct expenses for the years ended December 31, 2008 and December 31, 2007, have been incorporated by reference herein in reliance upon the consent of Grant Thornton Zhonghua, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Biosite Incorporated as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, appearing in Biosite’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedule appearing therein), have been audited by Ernst & Young LLP, Biosite Incorporated’s independent registered public accounting firm, as set forth in its report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to this prospectus will be passed upon for us by Foley Hoag llp.